UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2014

AMERICAN BIO MEDICA CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-28666	14-1702188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY 12106

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 518-758-8158

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 17, 2014, American Bio Medica Corporation (the “Company”) entered into a Financial Advisory Agreement (the “Agreement”) with Landmark Financial Corporation (‘Landmark”). The Agreement provides that Landmark will provide certain financial advisory services for a minimum period of 6 months, and as consideration for these services, the Company shall pay Landmark (a) a retainer fee consisting of 208,333 restricted shares of common stock and (b) a “success fee” for the consummation of each and any transaction closing during the term of the Agreement and for 24 months thereafter, between the Company and any party first introduced to the Company by Landmark, or for any other transaction not originated by Landmark but for which Landmark provides substantial support in completing during the term of the Agreement. There is no material relationship between the Company and Landmark, other than with respect to the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

Dated: January 27, 2014	By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse
Interim Chief Executive Officer (Principal Executive Officer)
Interim Chief Financial Officer (Principal Financial Officer